Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 4, 2015, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2015

EnerSys Reports Third Quarter Fiscal 2015 Results
Reading, PA, USA, February 4, 2015 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2015, which ended on December 28, 2014.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2015 were $49.2 million, or $1.04 per diluted share, including an unfavorable highlighted net of tax impact of $0.05 per share from charges of $1.9 million for restructuring and other exit costs, $0.4 million for ERP system implementation and $0.1 million for fees related to acquisition activities.

The Net earnings of $1.04 per diluted share compares to Net earnings per diluted share of $1.10 for the third quarter of fiscal 2014, which included a favorable highlighted net of tax charges of $0.03 per share from a net tax credit of $22.1 million from a previously unrecognized tax asset offset by a charge of $11.3 million for restructuring plans, impairment of goodwill (net) of $2.6 million, write-off of other non-operating assets and other miscellaneous charges of $6.3 million and $0.4 million for fees related to acquisition activities.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2015, on a non-GAAP basis, were $1.09, which exceeds the guidance of $1.04 to $1.08 per diluted share given by the Company on November 5, 2014. These earnings compare to the prior year third quarter adjusted Net earnings of $1.07 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the third quarter of fiscal 2015 were $611.6 million, a 5% decrease from the prior year third quarter net sales of $643.1 million primarily due to a 6% decrease due to foreign currency translation impact and a 2% decrease in organic volume partially offset by a 2% increase due to acquisitions and a 1% increase due to pricing. Sequential quarterly sales decreased 3% from the second quarter of fiscal 2015 net sales of $629.9 million primarily due to foreign currency translation impact.

The Company’s operating results for its business segments for the third quarters of fiscal 2015 and 2014 are as follows:

	Quarter ended
	($ millions)
	December 28, 2014	December 29, 2013
Net sales by segment
Americas	$314.3	$327.0
EMEA	242.3	251.3
Asia	55.0	64.8

Total net sales	$611.6	$643.1

Operating earnings
Americas	$41.7	$48.9
EMEA	27.8	21.4
Asia	2.4	7.2
Restructuring and other exit charges - EMEA	(0.5)	(12.8)
Restructuring charges - Asia	(1.9)	(0.2)
ERP system implementation - Americas	(0.7)	—
Goodwill impairment charge - Asia	—	(5.2)
Acquisition activity expense - Americas	(0.1)	(0.4)

Total operating earnings	$68.7	$58.9

EMEA - Europe, the Middle East and Africa

Net earnings for the nine months of fiscal 2015 were $154.7 million, or $3.19 per diluted share, including a favorable net of tax impact of $0.02 per share from a legal accrual reversal, net of professional fees of $9.9 million and gain of $2.0 million in connection with the disposition of our equity interest in Altergy, pursuant to our previously announced legal settlement, offset by charges of $4.6 million for restructuring and other exit costs, $5.3 million for stock-based compensation of senior executives, $0.9 million for ERP system implementation and $0.4 million for fees related to acquisition activities.

Net earnings for the nine months of fiscal 2014 were $137.5 million, or $2.77 per diluted share, including an unfavorable net of tax impact of $0.01 per share from a charge of $12.4 million for restructuring plans, write-off of goodwill and other non-operating assets of $8.9 million and $1.2 million for fees related to acquisition activities partially offset by a net tax credit for $22.1 million.

Adjusted net earnings for the nine months of fiscal 2015, on a non-GAAP basis, were $3.17 per diluted share. This compares to the prior year nine months adjusted net earnings of $2.78 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2015 were $1,875.6 million, an increase of 4% from the net sales of $1,809.2 million in the comparable period in fiscal 2014 primarily due to a 5% increase from acquisitions and a 1% increase in organic volume, partially offset by a 2% decrease due foreign currency translation impact.

The Company's operating results for its business segments for the nine months of fiscal years 2015 and 2014 are as follows:

	Nine months ended
	($ millions)
	December 28, 2014	December 29, 2013
Net sales by segment
Americas	$978.4	$930.3
EMEA	717.6	705.6
Asia	179.6	173.3

Total net sales	$1,875.6	$1,809.2

Operating earnings
Americas	$126.1	$134.5
EMEA	82.5	52.7
Asia	10.5	16.5
Restructuring and other exit charges - EMEA	(4.1)	(14.3)
Restructuring charges - Asia	(1.9)	(0.2)
Reversal of legal accrual, net of fees - Americas	16.2	—
Stock-based compensation of senior executives (Americas $3.7, EMEA $2.7, Asia $0.7)	(7.1)	—
ERP system implementation - Americas	(1.4)	—
Goodwill impairment charge - Asia	—	(5.2)
Acquisition activity expense - Americas	(0.2)	(1.1)
Acquisition activity expense - Asia	(0.2)	(0.4)

Total operating earnings	$220.4	$182.5

“Our adjusted earnings per share of $1.09 was an all time record for any third quarter in our Company's history,” stated John D. Craig, chairman and chief executive officer of EnerSys. “I am extremely impressed with our European operating earnings results which were 30% higher than last year’s third quarter and are up over 50% year to date versus the same period last year.  In addition, I am pleased we were able to achieve a third quarter earnings per share record in spite of incurring a year-over-year increase in commodity costs. Our fourth quarter guidance for non-GAAP adjusted net earnings per diluted share is $1.10 to $1.14, which excludes an expected net charge of $0.12 per diluted share from our ongoing restructuring programs, acquisition expenses and other highlighted items.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition and litigation activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	December 28, 2014		December 29, 2013
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$49.2		$55.3
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges - EMEA	0.5	(1)	11.2	(1)
Restructuring charge - Asia	1.4	(1)	0.1	(1)
ERP system implementation - Americas	0.4	(4)	—
Goodwill impairment charge - Asia	—		2.6	(5)
Write-off of non-operating assets	—		6.3	(6)
Acquisition activity expense - Americas	0.1	(7)	0.4	(7)
Net tax benefit	—		(22.1)	(8)
Non-GAAP adjusted net earnings	$51.6		$53.8

Weighted-average number of common shares used in per share calculations:
Basic	45,188,942		47,351,750
Diluted	47,368,173		50,214,782

Non-GAAP adjusted net earnings per share:
Basic	$1.14		$1.14
Diluted	$1.09		$1.07

Reported net earnings per share:
Basic	$1.09		$1.17
Diluted	$1.04		$1.10
Dividends per common share	$0.175		$0.125

	Nine months ended
	December 28, 2014		December 29, 2013
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$154.7		$137.5
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges - EMEA	3.2	(1)	12.3	(1)
Restructuring charges - Asia	1.4	(1)	0.1	(1)
Reversal of legal accrual, net of fees - Americas	(9.9)	(2)	—
Gain on disposition of equity interest in Altergy - Americas	(2.0)	(2)	—
Stock-based compensation of senior executives (Americas $2.8, EMEA $2.0, Asia $0.5)	5.3	(3)	—
ERP system implementation - Americas	0.9	(4)	—
Goodwill impairment charge - Asia	—		2.6	(5)
Write-off of non-operating assets	—		6.3	(6)
Acquisition activity expense - Americas	0.2	(7)	0.9	(7)
Acquisition activity expense - Asia	0.2	(7)	0.3	(7)
Net tax benefit	—		(22.1)	(8)
Non-GAAP adjusted net earnings	$154.0		$137.9

Weighted-average number of common shares used in per share calculations:
Basic	46,073,961		47,598,076
Diluted	48,543,896		49,641,848

Non-GAAP adjusted net earnings per share:
Basic	$3.34		$2.90
Diluted	$3.17		$2.78

Reported net earnings per share:
Basic	$3.36		$2.89
Diluted	$3.19		$2.77
Dividends per common share	$0.525		$0.375

(1)
Resulting from pre-tax restructuring and other exit charges in EMEA of $0.5 million and $1.9 million in Asia, respectively, in the third quarter of fiscal 2015 and $12.8 million in EMEA and $0.2 million in Asia, respectively, in the third quarter of fiscal 2014 and $4.1 million in EMEA and $1.9 million in Asia for the nine months of fiscal 2015 and $14.3 million in EMEA and $0.2 million in Asia for the nine months of fiscal 2014.

(2)
Resulting from pre-tax reversal of legal accrual, net of fees of $16.2 million relating to Altergy and gain on disposition of our equity interest in Altergy of $2.0 million in the nine months of fiscal 2015.

(3)	Resulting from pre-tax stock-based compensation of senior executives - Americas $3.7 million, EMEA $2.7 million and Asia $0.7 million in the nine months of fiscal 2015.
(4)	Resulting from pre-tax implementation costs of new ERP system in Americas of $0.7 million in the third quarter of fiscal 2015 and $1.4 million in the nine months of fiscal 2015.
(5)	Resulting from goodwill impairment charge net of share attributable to noncontrolling interest, in Asia in the prior year periods.
(6)	Resulting from writing off non-operating assets of $5.0 million and other miscellaneous charges relating to a previous acquisition of $1.5 million in the prior year periods.
(7)
Resulting from pre-tax charges for acquisition activity expense of $0.1 million in Americas for the third quarter of fiscal 2015 and $0.4 million in Americas for the third quarter of fiscal 2014. Pre-tax charges for acquisition activity expense for the nine months of fiscal 2015 was $0.2 million in Americas and $0.2 million in Asia compared to $1.1 million in Americas and $0.4 million in Asia for the nine months of fiscal 2014.

(8)	Resulting from changes to certain valuation reserves in Europe and Asia in the prior year periods.

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	December 28, 2014	December 29, 2013
Net sales	$611.6	$643.1
Gross profit	157.3	167.2
Operating expenses	86.2	90.1
Restructuring and other exit charges	2.4	13.0
Goodwill impairment charge	—	5.2
Operating earnings	68.7	58.9
Earnings before income taxes	64.6	46.1
Net earnings attributable to EnerSys stockholders	$49.2	$55.3

Net earnings per common share attributable to EnerSys stockholders:
Basic	$1.09	$1.17
Diluted	$1.04	$1.10
Dividends per common share	$0.175	$0.125
Weighted-average number of common shares used in per share calculations:
Basic	45,188,942	47,351,750
Diluted	47,368,173	50,214,782

	Nine months ended
	December 28, 2014	December 29, 2013
Net sales	$1,875.6	$1,809.2
Gross profit	482.4	451.6
Operating expenses	272.2	249.4
Restructuring and other exit charges	6.0	14.5
Reversal of legal accrual, net of fees	(16.2)	—
Goodwill impairment charge	—	5.2
Operating earnings	220.4	182.5
Earnings before income taxes	209.5	158.5
Net earnings attributable to EnerSys stockholders	$154.7	$137.5

Net earnings per common share attributable to EnerSys stockholders:
Basic	$3.36	$2.89
Diluted	$3.19	$2.77
Dividends per common share	$0.525	$0.375
Weighted-average number of common shares used in per share calculations:
Basic	46,073,961	47,598,076
Diluted	48,543,896	49,641,848

EnerSys will host a conference call to discuss the Company's third quarter fiscal 2015 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 5, 2015 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman and Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the "Investor Relations" link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Thursday, February 5, 2015
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	52031619

A replay of the conference call will be available from 12:00 p.m. on February 5, 2015 through midnight on March 7, 2015.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	52031619

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide.  Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles.  Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems.  Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers.  The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, payment of future cash dividends, execution of its stock buy back program, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Forward-Looking Statements," set forth in EnerSys’ Quarterly Report on Form 10-Q for the fiscal period ended September 28, 2014. No undue reliance should be placed on any forward-looking statements.